SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: July 30, 2003


                              Energy Producers, Inc.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 200, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)

Item 5.     Other Events and Regulation FD Disclosure
            -----------------------------------------

      On July 30, 2003, Energy Producers, Inc. (the "Company" or "EPI") entered into a letter of intent to acquire 100% of the stock and assets of Montage Industries, Inc. and subsidiaries ("Montage"), an Arizona corporation. Montage is a real estate based investment and advisory company whose purpose is enhancing the value of new and existing real estate and construction-related companies located in the southwestern United States. Montage, a development-stage corporation, provides direct investment capital and/or innovative advisory services in exchange for company or property ownership.

      The provisions of the letter of intent call for the Company to purchase 100% of the shares of Common and Preferred stock of Montage Industries, Inc. and its subsidiaries/LLCs directly owned; and 100% of the stock or rights to the DBAs' or LLCs' registered and/or unregistered names to be registered including:

   (i) Black Mountain Homes, LLC, which owns Black Mountain Estates, consisting of 97 fully entitled home lots.
   (ii) Rancho Grande Homes, LLC, which owns Rancho Grande Estates, consisting of 960 acres of pre entitlement land.
   (iii)Insulation Products-Arizona, LLC, which owns land, building, machinery and equipment used for the production of rock wool insulation. This company is in planning stages to recommence production. This company is currently not producing rock wool products.

      (a) Proposed Terms of Acquisition: A to-be-agreed upon amount of EPI Stated Value Preferred Convertible and Restricted Common Stock and further including the assumption of Montage liabilities, all of which are to be mutually negotiated, agreed, and defined by EPI and Montage prior to a definitive Agreement. Exchange contemplated initially to be a tax-free exchange pursuant to Section 368(c) of the Internal Revenue Code as amended. Audited financials shall be provided by Montage. Total assets of Montage at March 31, 2003 exceed $6,100,000 at cost. Target date for the definitive agreement shall be no later than August 25th 2003 unless extended and approved by both EPI and Montage in writing.

      Additional terms of the letter of intent call for:

      (b) Appointment of one or more directors and committee members to the established board of EPI. Terms for integration of existing EPI and Montage management to be discussed and agreed.
      (c)  Montage to become Subsidiary Operations, wholly-owned by EPI.
      (d) Management for Subsidiary to be established and approved by Montage and EPI.

      The Letter of Intent is further subject to formal attorney and accountant review, and approval of the Board of Directors and Shareholders of both EPI and Montage, and other third party approvals applicable where required on behalf of the parties to be bound by the terms of a formal definitive agreement.

     The transaction is subject to the Company completing its due diligence review, negotiation and execution of a definitive acquisition agreement; the approval of the respective boards of directors and shareholders; and if so required, requisite third party consents and compliance with applicable regulatory requirements.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995
--------------------------------------------------
This report contains statements that constitute forward-looking statementswithin the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this report and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and
(iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Actual results may differ materially from the results anticipated, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, the company's limited operating history, its limited financial resources, intense competition within the oil and gas industry, incapacity to market and develop its oil interests, difficulties and risks associated with operating in foreign jurisdictions, domestic and global economic conditions, and conditions of the equity markets. More information about the potential factors that could affect the company's business and financial results is and will be included in the company's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President

Date:  August 1, 2003